                                                                   EXHIBIT 10.12

                                THIRD AMENDMENT
                            TO EMPLOYMENT AGREEMENT

         THIRD AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of December 20, 1994, by and between CHOICE HOTELS INTERNATIONAL, INC., (formerly Quality Inns International, Inc., "Choice"), a Delaware corporation having an address at 10750 Columbia Pike, Silver Spring, Maryland and ROBERT C. HAZARD, JR. ("Hazard"), an individual having an address at 9732 Beman Woods Way, Potomac, Maryland.

                                   RECITALS:

         A. Choice and Hazard are parties to a certain employment agreement (the "Original Employment Agreement") dated as of November 12, 1980.

         B. The Original Employment Agreement was (i) amended by a certain amendment to employment agreement dated as of February 5, 1985 and (ii) amended by a certain second amendment to employment agreement dated as of May 30, 1990 (the Original Employment Agreement, as so amended, the "Employment Agreement").

         C. Choice and Hazard desire to amend the Employment Agreement as set forth herein.

                                   AGREEMENT:

         The parties hereto agree as follows:

         1. The words "Chairman and Chief Executive Officer" are replaced with the words "Co-Chairman of the Board of Directors" throughout the Employment Agreement.

         2. The first three paragraphs of Section 3 of the Employment Agreement are hereby deleted in their entirety and the following is substituted in their place:

                 "3.      Duties.  Mr. Hazard, in his position as Co-Chairman
         of the Board of Directors, shall have the following duties, all of which shall be commensurate with his senior status with Employer: (i) chair meetings of the Board of Directors of Employer and of any newly spun off entity described in Section 19; (ii) research and make recommendations with respect to new business opportunities, (iii) consult in preparation of presentation to franchisees and potential franchisees, (iv) consult and provide a historical perspective on the operation of the business with respect to reservation systems, advertising, marketing, international expansion and franchise services and relations, (v) representation of Employer in industry associations, governmental relations and hotel industry or franchise industry affairs, (vi) advice on reorganization issues and assistance in spin off planning, and (vii) such other duties as Mr. Hazard and Employer shall agree upon. Notwithstanding any other provision in this Agreement, Mr. Hazard shall have the right to serve on boards of directors of entities whose business is not competitive with that of Employer, and to pursue other non-competitive business interests and shall have the right to select the primary location in which he will perform his duties from among those cities in which Employer has offices."

         3. The last sentence of Section 3 of the Employment Agreement is hereby deleted in its entirety.

         4. Section 10 is hereby deleted in its entirety and the following is substituted in its place:

         "Section 10. Termination. If Employer terminates this Agreement without Cause (as defined below), Employer shall give Employee at least ninety (90) days written notice thereof and shall be obligated to continue to pay Employee his basic compensation, including any cost of living adjustments provided for in Section 4 of this Agreement and the incentive compensation provided for in Section 5 of this Agreement earned through May 31, 1996. This will not constitute a waiver of any of Employer's rights to claim mitigation of damages. Also, Employer shall pay all expenses incurred by Employee in moving his immediate family currently residing with him to any location in the United States.

         "Cause" for purposes of this Agreement means (i) acts of embezzlement or fraud, or (ii) deliberate and repeated failures to perform duties or obligations under this Agreement, having an adverse effect on the business of Employer, or (iii) deliberate violation of Section 18 of this Agreement during the period of employment under this Agreement which has the purpose and effect of inducing any management or key employee of any of the Companies to leave Employer's employment for employment with a business which Employee has a material financial or management interest, or (iv) deliberate violation of Section 11 of this Agreement during the period of employment under this Agreement which causes significant harm to Employer, and which, in the case of acts proscribed by clauses (ii), (iii) and (iv) above, shall not have been remedied by Employee within a reasonable time after notice thereof shall have been given by Employer.

              In the event of termination of this Agreement for Cause, Employer shall not be obligated to pay any compensation for any period after the date of termination, but Employer shall be obligated to pay all basic and incentive compensation earned up to and including the date of termination.

                 The foregoing provisions of this Section shall not be construed as Employer's exclusive remedy in the event of conduct by Employee constituting Cause, and, in the event of any termination hereunder, Employer shall be entitled to invoke any and all other remedies which may be available under applicable law.

                 Upon the termination of this Agreement by Employer without Cause, Employer will take such steps as are necessary to provide Employee with any pension benefits to which Employee would have been entitled if he had remained in the employ of Employer through May 31, 1996 and, with respect to any stock options (for stock of Manor Care, Inc. or the newly spun off entity referred to in Section 19 of this Agreement) which have not become exercisable prior to such termination but which would have become exercisable on or before May 31, 1996 if Employee had remained in the employ of Employer through that date. Employer will pay to Employee the value of such options as promptly as practicable after the date of termination. Such value, as to each option, will be the excess, if any, of the market value of the stock for which the option was granted over the exercise price. Such market value will be the closing price of the stock on the date of termination as reported in the consolidated reporting system, or if closing prices of such stock are not so reported, the average of bid and asked prices on the date of termination. If the date of termination is not a business day on which the New York Stock Exchange is open for trading, market value will be determined as of the most nearly preceding business day.

                 Within five years after the termination or expiration of this Agreement for any reason other than Cause, Employer shall grant Employee two hotel franchises for any one of Employer's hotel brands, the brand to be selected by Employee, it being understood, however, that the site for such hotel shall be subject to approval by Employer's management committee, which approval shall not be unreasonably withheld. The franchise agreement shall contain the then current terms for said brand, except that there shall be no initial fee to be paid by the Employee and there shall be no royalty fee due and payable for the first five years of said agreement."

         5. A new Section 18 is hereby added to the Employment Agreement as follows:

                 "18. Non-Solicitation of Employees. Employee agrees that, for twelve months after ceasing to be employed hereunder, Employee shall not, without the prior written consent of Employer, directly or indirectly, solicit the employment, consulting or other services of any employees of Employer or of any of the subsidiaries thereof (collectively, the "Companies") or otherwise induce any of such employees to leave Employer's employment or to breach any employment agreement with any of the Companies; provided, however, that, Employee shall be permitted to engage in such solicitation during such twelve month period with respect to no more than three (3) employees of the Companies that are so employed on the date hereof. In addition, during the term of this Agreement, Employee shall not, without the prior written consent of Employer, have any conversations with existing employees of the Companies or otherwise take any actions in furtherance of any plan or arrangement to induce any employees of any of the Companies to leave Employer's employment."

         6. A new Section 19 is hereby added to the Employment Agreement as follows:

                 "19. Spin Off Transaction. In the event that a Spin Off Transaction (as defined in that certain shareholders agreement by and among Manor Care, Inc., Robert C. Hazard, Jr. and Employee dated as of November 12, 1980, and amended and modified as of February 5, 1985, as of May 30, 1990, as of December 21, 1990 and as of the date hereof) shall be consummated, Employee shall be employed by the newly spun of entity as Co-Chairman of its Board of Directors and Employee shall have the duties described in Section 3 of this Agreement."

         7. Except as specifically amended hereby, each of the terms, covenants and conditions of the Employment Agreement shall remain in full force and effect.

         8. This amendment may be delivered and executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

         9. Employer represents that this amendment has been duly authorized by all requisite corporate action on the part of Employer.

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be duly executed and delivered on the day and year first above written.

                                             CHOICE HOTELS INTERNATIONAL, INC.

                                             By:   /s/ James H. Rempe
                                                 -------------------------------
                                                 Name: James H. Rempe
                                                 Title: Sr. V.P.

                                               /s/ Robert C. Hazard, Jr.
                                             -----------------------------------
                                             ROBERT C. HAZARD, JR.